                                                                      EXHIBIT 21


                                  SUBSIDIARIES

                                                    STATE OR JURISDICTION           NAME UNDER WHICH
                                                       OF INCORPORATION               DOES BUSINESS
OPERATING SUBSIDIARIES                                 OR ORGANIZATION                (IF DIFFERENT)
----------------------                              ---------------------           -----------------

NBC Attire Inc.                                        Massachusetts
Newton Buying Corp.                                    Delaware
NBC Distributors Inc.                                  Massachusetts
NBC Merchants, Inc.                                    Indiana
NBC Charlotte Merchants, Inc.                          North Carolina
NBC Nevada Merchants, Inc.                             Nevada
Marmaxx Operating Corp.                                Delaware                     T.J.Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.                      Georgia
Marshalls Bridgewater Merchants, Inc.                  Virginia
Marshalls Woburn Merchants, Inc.                       Massachusetts
Marshalls of MA, Inc.                                  Massachusetts
New York Department Stores                             Puerto Rico                  Marshalls
    de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.                       Minnesota
Marshalls of Novato, CA, Inc.                          California
Marshalls of Northridge-Devonshire, CA, Inc.           California
Marshalls of Glen Burnie, MD, Inc.                     Maryland
Marshalls of Beacon, VA, Inc.                          Virginia
Marshalls of Laredo, TX, Inc.                          Texas
Marshalls of Calumet City, IL, Inc.                    Illinois
Marshalls of Chicago-Clark, IL, Inc.                   Illinois
Marshalls of Streamwood, IL, Inc.                      Illinois
Marshalls of Chicago-Brickyard, IL, Inc.               Illinois
Marshalls of Matteson, IL, Inc.                        Illinois
Marshalls of Elizabeth, NJ, Inc.                       New Jersey
Marshalls of Nevada, Inc.                              Nevada
Strathmex Corp.                                        Delaware
HomeGoods, Inc.                                        Delaware
H.G. Merchants, Inc.                                   Massachusetts
Winners Apparel Ltd.                                   Ontario, Canada
Winners Merchants Ltd.                                 Ontario, Canada
NBC Apparel, Inc.                                      Delaware
TKM Holding Corp.                                      Delaware
NBC Apparel                                            United Kingdom               T.K. Maxx
NBC Apparel Group                                      United Kingdom
T.K. Maxx                                              United Kingdom
NBC Apparel Management Limited                         United Kingdom
TJX Netherlands B.V.                                   Netherlands                  T.K. Max
Concord Buying Group                                   Massachusetts                A.J. Wright
NBC Operating Corp.                                    Massachusetts


                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                   CONTINUED

                                           STATE OR JURISDICTION           NAME UNDER WHICH
                                              OF INCORPORATION               DOES BUSINESS
OPERATING SUBSIDIARIES                        OR ORGANIZATION                (IF DIFFERENT)
----------------------                     ---------------------           -----------------

T.J. Maxx of CA, LLC                         Delaware
T.J. Maxx of IL, LLC                         Delaware
Marshalls of CA, LLC                         Delaware
Marshalls of IL, LLC                         Delaware
NYDS, LLC                                    Delaware

LEASING SUBSIDIARIES
--------------------

Cochituate Realty, Inc.                      Massachusetts
NBC First Realty Corp.                       Indiana
NBC Second Realty Corp.                      Massachusetts
NBC Fourth Realty Corp.                      Nevada
NBC Fifth Realty Corp.                       Illinois
NBC Sixth Realty Corp.                       North Carolina

